Exhibit 99.1

Investor Contact: Sharon Merrill Associates (617) 542-5300 trr@investorrelations.com	Company Contact: Carl Paschetag, CFO (978) 970-5600 cpaschetag@trcsolutions.com

TRC NAMES MICHAEL SALMON PRESIDENT

Company Announces the Departure of Its Chief Operating Officer

Lowell, MA, May 18, 2007 - TRC (NYSE: TRR) today announced that the Company has promoted Michael Salmon, 51, to the position of President, effective immediately.  Mr. Salmon joined TRC in 1997 and had been Senior Vice President heading the Company’s real estate business.  He will report directly to TRC’s Chairman and Chief Executive Officer Chris Vincze, who previously also held the position of President.

“This is the ideal time in our evolution to separate the President’s role,” said Vincze.  “We selected Mike to assume these responsibilities because of his proven track record in driving sales and executing long-term growth strategies.  As the head of our Real Estate business, he has displayed the energy, vision and leadership skills required to succeed in our marketplace.  He was instrumental in developing our innovative and highly successful Exit Strategy® Program, a service offered by TRC where we assume the environmental liabilities of our clients.”

“Mike has extensive experience in quality control, procurement, facilities management and marketing communications, as well as implementing programs on a national scale,” said Vincze.  “We believe he will excel in his new role.”

Mr. Salmon has 25 years experience in managing and executing environmental engineering, permitting, design, and remediation programs for public and private sector clients.  Prior to his role at TRC, Mr. Salmon was a senior manager at International Technology Corporation (ITC) for more than 10 years, where he was responsible for the performance of numerous environmental engineering and remediation projects.  Prior to ITC, Mr. Salmon held engineering consulting and real estate development positions. Mr. Salmon is a graduate of Villanova University and Dickinson School of Law.

TRC
650 Suffolk Street  •  Lowell, Massachusetts 01854
Telephone 978-970-5600  •  Fax 949-453-1995

Chief Operating Officer Departure

TRC also announced that, effective May 18, its Chief Operating Officer Tim Belton is leaving the Company to pursue other opportunities.

“Tim played an important role in the development of TRC’s turnaround plan, transformation efforts, and our ongoing initiative to integrate the Company’s business units into a centralized national platform,” said Vincze.  “We want to thank Tim for his many contributions to the Company.”

Belton was named chief operating officer and senior vice president of TRC in March 2006.

About TRC

TRC creates and implements sophisticated and innovative solutions to the challenges facing America’s real estate, environmental, energy, and infrastructure markets. The Company is also a leading provider of technical, financial, risk management, and construction services to commercial and government customers across the country. For more information, visit TRC’s website at www.TRCsolutions.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. You should consider statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance and bonding, the uncertainty of our operational and growth strategies, the challenges inherent in integrating newly acquired businesses, regulatory uncertainty, the availability of funding for government projects, the level of demand for our  services, product acceptance, industry-wide competitive factors, the ability to continue to attract and retain highly skilled and qualified personnel, recent changes in our  senior management, the results of outstanding litigation, risks arising from either failure to identify, or from identified material weaknesses in our internal controls over financial reporting or our inability to effectively remedy such weaknesses, our inability to comply with the terms of our credit facility and our lenders’ future unwillingness to waive our noncompliance, and general political or economic conditions.  Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission.